                                                                    EXHIBIT 11.1

                             WESTFIELD AMERICA, INC.

                        COMPUTATION OF PER SHARE EARNINGS

                    FOR THE THREE MONTHS ENDED JUNE 30, 2000

                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                WEIGHTED
                                                                                                                AVERAGE
                                                                                              DAYS               SHARES
                                                                                           OUTSTANDING        OUTSTANDING
                                                                                          --------------     ---------------
Average share price for three months ended
  June 30, 2000 (1)                                                          $13.87

BASIC

COMMON SHARES OUTSTANDING:
As of April 1, 2000                                       73,347                                    91                73,347
Issued May 15, 2000                                            7                                    45                     3
                                                                                                             ---------------
                                                                                                                      73,350


Net income                                                                                                           $15,416
Less dividends on preferred shares:
   Series A                                                                  $2,172
   Series B                                                                     666
   Series C                                                                   1,594
   Series C-1                                                                   531
   Series C-2                                                                   531
   Series D                                                                   2,656
   Series D-1                                                                   531
   Series E                                                                   1,829                                  (10,510)
                                                                      ---------------                        ---------------

Net income allocable to common shares                                                                                 $4,906
                                                                                                             ===============

Basic earnings per share amount                                                                                        $0.07
                                                                                                             ===============

DILUTED

Common shares outstanding:                                                                                            73,350

1996 Warrants:
As of April 1, 2000                                        6,246
Series A Preferred Shares                                 (5,871)
                                                   ---------------

   Excess 1996 Warrants (a)                                  375
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                  $13.87
   Exercise Price (c)                                                        $16.01
Common equivalent shares ((b-c)/a)*b                                                                91                     0

1997 Warrants:
As of April 1, 2000                                        2,090
Series B Preferred Shares                                 (1,800)
                                                   ---------------

   Excess 1997 Warrants (d)                                  290
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                  $13.87
   Exercise Price (e)                                                        $15.00
Common equivalent shares ((b-e)/d)*b                                                                91                     0

                  WESTFIELD AMERICA, INC. AND SUBSIDIARIES

               COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                  FOR THE THREE MONTHS ENDED JUNE 30, 2000

                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                                                  WEIGHTED
                                                                                                DAYS           AVERAGE SHARES
                                                                                             OUTSTANDING        OUTSTANDING
                                                                                            --------------     ---------------
2000 Warrant:
As of June 1, 2000                                         2,840
Series F Preferred Shares                                 (2,703)
                                                     ---------------
   Excess 2000 Warrant (h)                                   137
                                                     ---------------
Per Share Price
   Average market price (b)                                                     13.87
   Exercise price (f)                                                           19.42
Common equivalent shares ((b-f/h)*b)                                                                  91                    0

1998 SUBSCRIPTION AGREEMENT:
Subscription agreement amount                            A$ 465,000
Exchange Rate                                               $0.6005          $279,233(g)
Per Share Price
   Average Market Price (b)                                                   $ 13.87
Common equivalent shares (g*.05)/(b*.95)                                        1,060                 91                1,060

INVESTOR UNIT RIGHTS:

Units Issued 12/9/98                                                              978                 91                  978
Units Issued 1/1/99                                                             1,186                 91                1,186
                                                                                                               ---------------
Common equivalent shares                                                                                                2,164
                                                                                                               ---------------

Weighted average common and common
  equivalent shares
                                                                                                                       76,574
                                                                                                               ===============

Net income                                                                                                            $15,416
Add net income allocable to investor unit rights                                                                          101
Less net income allocable to preferred shares                                                                         (10,510)
                                                                                                               ---------------

Net income allocable to common shares                                                                                  $5,007
                                                                                                               ===============

Diluted earnings per share amount                                                                                       $0.07
                                                                                                               ===============

Note - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.